As filed with the Securities and Exchange Commission on June 17, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
the Securities Act of 1933
ALITHYA GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Québec, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Alithya Group inc.
1100, Robert-Bourassa Boulevard, Suite 400
Montréal, Québec, Canada H3B 3A5
(Address of Principal Executive Offices, including Zip Code)
Alithya Group inc. Long Term Incentive Plan
Alithya Group inc. Share Purchase Plan
(Full title of the plans)

CT Corporation System
28, Liberty Street
New York, New York 10005
(212) 590-9200
(Name, Address and Telephone Number, of Agent for Service)
Copy to:

Paul Raymond President and Chief Executive Officer Alithya Group inc. 1100, Robert-Bourassa Boulevard, Suite 400 Montréal, Québec, Canada H3B 3A5	Nathalie Forcier Chief Legal Officer and Corporate Secretary Alithya Group inc. 1100, Robert-Bourassa Boulevard, Suite 400 Montréal, Québec, Canada H3B 3A5

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement (the “Registration Statement”) on Form S-8 is being filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering the offer, issuance and sale of an additional (i) 4,704,767 Class A subordinate voting shares, no par value ("Class A subordinate shares") of Alithya Group inc. (the “Registrant”) to certain officers, directors and employees of the Registrant and/or its subsidiaries under the Registrant’s Long Term Incentive Plan (as it may be amended from time to time, the “LTIP”), and (ii) 5,757,619 Class A subordinate shares to eligible employees of the Registrant and/or its subsidiaries under the Registrant’s Share Purchase Plan (as it may be amended from time to time, the "SPP," and together with the LTIP, collectively, the "Plans"), for which a registration statement of the Company on Form S-8 (File No. 333-228487) (the “Prior Form S-8”) is effective. Pursuant to General Instruction E of Form S-8, the contents of the Prior Form S-8, which covers offers, issuances and sales of (i) Class A subordinate shares under the LTIP, and (ii) Class A subordinate shares under the SPP, are incorporated herein by reference, and made a part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below and/or the specific exhibits attached hereto. The Class A subordinate shares covered by this Registration Statement are available for issuance as a result of automatic increases under the Plans.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference the following documents (or portions thereof) that the Registrant has filed with or furnished to the Commission:

(a)       The Registrant’s Annual Report on Form 40-F for the year ended March 31, 2022, filed with the Commission on June 17, 2022 (File No. 001-38705); and

(b)      The description of the Class A subordinate shares contained in the prospectus included in the Registrant’s registration statement on Form F-4 originally filed with the Commission on September 12, 2018, as amended (File No.  333-227310), which description is incorporated by reference into the Registrant’s registration statement on Form 8-A (File No. 001-38705), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 16, 2018, including any amendment or report filed for the purpose of updating that description.

All other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission that are identified in such forms as being incorporated into this Registration Statement, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Number	Exhibit

3.1	Articles of incorporation of Alithya Group inc. (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K furnished to the Commission on November 2, 2018).

4.1	By-laws of Alithya Group inc. (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K furnished to the Commission on November 2, 2018).

5.1*	Opinion of Osler, Hoskin & Harcourt LLP.

23.1*	Consent of Osler, Hoskin & Harcourt LLP (included as part of Exhibit 5.1).

23.2*	Consent of KPMG LLP.

23.3*	Consent of Raymond Chabot Grant Thornton LLP.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Alithya Group inc. Long Term Incentive Plan (incorporated by reference to Exhibit 4.4 of Alithya Group inc.'s Registration Statement on Form S-8 filed with the Commission on November 20, 2018).

99.2	Alithya Group inc. Share Purchase Plan (incorporated by reference to Exhibit 4.5 of Alithya Group inc.'s Registration Statement on Form S-8 filed with the Commission on November 20, 2018).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on the 17th day of June, 2022.

ALITHYA GROUP INC.
(registrant)

/s/ Paul Raymond
Name: Paul Raymond
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Paul Raymond and Claude Thibault, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to such attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities on the dates indicated, on the 17th day of June, 2022.

Signature	Title
/s/ Paul Raymond	President, Chief Executive Officer and Director (Principal Executive Officer)
Paul Raymond
/s/ Claude Thibault	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Claude Thibault

/s/ Pierre Turcotte	Chair of the Board of Directors
Pierre Turcotte

/s/ Dana Ungar (Ades-Landy)	Director
Dana Ungar (Ades-Landy)

/s/ Robert Comeau	Director
Robert Comeau

/s/ Melissa Gilbert	Director
Melissa Gilbert

/s/ Lucie Martel	Director
Lucie Martel

/s/ Pierre Karl Péladeau	Director
Pierre Karl Péladeau

/s/ James Renacci	Director
James Renacci

/s/ Ghyslain Rivard	Director
Ghyslain Rivard

/s/ C. Lee Thomas	Director
C. Lee Thomas

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on the 17th day of June, 2022.

ALITHYA USA, INC.
(Authorized U.S. Representative)

/s/ Paul Raymond
Name: Paul Raymond
Title: Authorized Signatory